Exhibit 10.10
AMENDMENT TO AMENDED AND RESTATED OWENS & MINOR, INC. MANAGEMENT EQUITY OWNERSHIP PROGRAM AND STOCK OWNERSHIP REWARDS PROGRAM

This Amendment (“Amendment”) is effective as of January 1, 2014 and is an amendment to the Amended and Restated Owens & Minor, Inc. Management Equity Ownership Program and Stock Ownership Rewards Program (the “MEOP”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to them in the MEOP.
The MEOP shall be amended as follows:

1.	Section 3.1 Five-Year Ownership Requirement. In Section 3.1 of the MEOP, the Tier One Participant and Tier Two Participant definitions shall be amended and restated to read as follows:

Position                Ownership Multiple of Base Salary

I.	Tier One Participants (each, a “Tier One Participant”)

Chief Executive Officer                    6.0X
President                        3.0X
Executive Vice President                2.0X
Senior Vice President                    1.5%
Corporate Vice President, Group Vice President,
Regional Vice President                    1.0X

Other Management Level Teammates
who are Participants                As designated by the Committee

II.	Tier Two Participants (each, a “Tier Two Participant”)

Management Level Teammates designated by
the Committee                        0.5X

2.
Section IV (a) Equity Ownership Dividends. The following sentence shall be added to the end of Section IV (a): “Notwithstanding any other provision in this Section IV (a) to the contrary, effective for the calendar year beginning January 1, 2014, all Tier One Equity Ownership Dividends shall be discontinued and no Tier One Equity Ownership

Dividend shall be earned by or issued to any Tier One Participant for any calendar year ending after December 31, 2013.”

3.
Section IV(b) Tier Two participants. To reflect the 3-for-2 split of the Common Stock on March 31, 2010 ( in accordance with Section 7.5 of the MEOP), the first sentence of Section IV (b) shall be formally amended to change the Tier Two Equity Ownership Dividend award amounts from 100, 150 and 200 shares of Restricted Stock to 150, 225 and 300 shares of Restricted Stock.

4.	No Other Changes. Except as set forth in this Amendment, no other changes are made to the MEOP, the remaining terms of which shall remain in effect as written.